Exhibit 10.100

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CAPTISOL® SUPPLY AGREEMENT

BY AND BETWEEN

CYDEX, INC.

AND

THE HOVIONE GROUP

Dated as of December 20, 2002

CAPTISOL® SUPPLY AGREEMENT

THIS CAPTISOL SUPPLY AGREEMENT (the “AGREEMENT”) is entered into as of December 20, 2002 by and between:

(1)	CYDEX, INC., a Delaware corporation with an office at 12980 Metcalf Avenue, Suite 470, Overland Park, Kansas, 66213 (“CYDEX”); and

(2)	HOVIONE LLC, a New Jersey limited liability company with an office at 40 Lake Drive, East Windsor, New Jersey 08250 (“AGENT”), acting as exclusive sales agent for the USA for the manufacturers, HOVIONE FARMACIENCIA S.A., a Portuguese corporation (“HOVIONE SA”), and HOVIONE PHARMASCIENCE LIMITED, a Macau corporation (“HOVIONE LIMITED”), and acting as exclusive sales agent for the project manager HOVIONE INTERNATIONAL LIMITED, a Hong Kong corporation with an office at 172 Gloucester Road, Wanchai, Hong Kong (“HOVIONE INTERNATIONAL”), jointly and severally. AGENT, HOVIONE SA, HOVIONE LIMITED and HOVIONE INTERNATIONAL are collectively referred to herein as “HOVIONE”).

BACKGROUND

CYDEX desires to purchase from HOVIONE, and HOVIONE desires to supply to CYDEX, CAPTISOL in accordance with the terms and conditions of this AGREEMENT.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises hereinafter made and the mutual benefits to be derived from this AGREEMENT, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Capitalized terms shall have the meanings ascribed to them in this Article I or as otherwise set forth in this AGREEMENT.

“AAA” has the meaning set forth in Section 10.4(b) hereof.

“ACT” means the United States Federal Food, Drug and Cosmetic Act, as amended.

“AFFILIATE” means any individual, corporation or other legal entity which a party directly or indirectly through one or more intermediaries controls or which is controlled by or under common control with such party. For the purpose of this AGREEMENT, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an individual, corporation or other legal entity, whether through the ownership of voting securities, by contract, or otherwise.

“AGREEMENT” means this Captisol Supply Agreement between HOVIONE and CYDEX.

“ALTERNATE SUPPLIER” has the meaning set forth in Section 3.10(b) hereof.

“APPLICABLE LAWS” means all applicable laws, statutes, rules, regulations, ordinances, orders, decrees, writs, judicial or administrative decisions and the like of any nation or government, any state or other political subdivision thereof, any entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental authority, agency, department, board, commission or instrumentality of any governmental unit or any political subdivision thereof), any tribunal or arbitrator of competent jurisdiction, and any self-regulatory organization.

“CAPTISOL” means ß-cyclodextrin sulfobutyl ether, sodium salt, as manufactured pursuant to the process set forth in Exhibit B hereto and meeting the SPECIFICATIONS.

“cGMP” means the then-current Good Manufacturing Practices as promulgated under the ACT at 21 CFR (chapters 210 and 211), as the same may be amended or re-enacted from time to time and as interpreted in accordance with then-current industry standards and FDA policies.

“CLAIM” has the meaning set forth in Section 10.4(a) hereof.

“COMMERCIAL PRODUCTION DATE” has the meaning set forth in Section 2.2 hereof.

“CONFIDENTIAL INFORMATION” means all information, data, know-how and all other business, technical and financial data disclosed pursuant to the terms of the Confidential Disclosure Agreement between the parties dated August 8, 2002 or hereunder by one party or any of its AFFILIATES to the other party or any of its AFFILIATES, except any portion thereof which:

(i)	at the time of disclosure, is in the public knowledge;

(ii)	after disclosure, becomes part of the public knowledge by publication or otherwise, except by breach of this AGREEMENT by the recipient;

(iii)	the recipient can demonstrate by its written records was in the recipient’s possession at the time of such disclosure, and which was not acquired, directly or indirectly, from the disclosing party;

(iv)	is lawfully disclosed to the recipient on a non-confidential basis by a third party who is not obligated to the disclosing party or any other third party to retain it in confidence;

(v)	results from research and development by the recipient independent of such disclosure and can be so documented in writing; or

(vi)	is required to be disclosed by legal process; provided that in each such case the party so disclosing information timely informs the other party and uses its best efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other party to attempt by appropriate legal means to limit such disclosure.

“CONTRACT YEAR” means the twelve (12) month period commencing on the COMMERCIAL PRODUCTION DATE and ending on the first anniversary of the COMMERCIAL PRODUCTION DATE and each consecutive twelve (12) month period thereafter during the TERM.

“CYDEX” has the meaning set forth in the first paragraph hereof.

“CYDEX INDEMNIFIED PARTY” has the meaning set forth in Section 9.2 hereof.

“DATE OF MANUFACTURE” means the date on the certificate of analysis of each batch of CAPTISOL that evidences the release approval of the batch by HOVIONE.

“EFFECTIVE DATE” means January 1, 2003.

“FDA” means the United States Food and Drug Administration or any successor entity thereto.

“FORCE MAJEURE” has the meaning set forth in Section 10.1 hereof.

“FORECAST” has the meaning set forth in Section 3.5 hereof.

“HOVIONE” has the meaning set forth in the first paragraph hereof.

“HOVIONE INDEMNIFIED PARTY” has the meaning set forth in Section 9.1 hereof.

“HOVIONE QUALITY SYSTEM” means the procedures, methods and controls that are in force at HOVIONE manufacturing sites and that evidence compliance with the requirements of the FDA, other health authorities and the requirements of this AGREEMENT.

“ICH GUIDELINES” means all relevant guidelines promulgated from time to time by the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

“INITIAL TERM” means the period commencing upon the EFFECTIVE DATE and ending on December 31, 2010.

“IPEC GMPs” means Good Manufacturing Practices as promulgated from time to time by the International Pharmaceutical Excipients Council.

“INVENTION” means information relating to any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable.

“LIABILITY” means any and all liabilities, losses, damages, penalties, fines, assessments, expenses and costs of any kind or nature required to be paid by a party hereunder (or its AFFILIATE) to any third party (which shall not include any AFFILIATE of such paying party), primary or secondary, direct or indirect, absolute or contingent, known or unknown, including without limitation costs of settlement, reasonable attorneys’ fees and related costs and expenses and any liabilities for claims of personal injury or death, suffered or incurred by an indemnified party hereunder.

“PORTUGUESE CPI” has the meaning set forth in Section 4.2(e) hereof.

“PORTUGUESE CPI INCREASE” has the meaning set forth in Section 4.2(e) hereof.

“RULES” has the meaning set forth in Section 10.4(b) hereof.

“SPECIFICATIONS” means the written specifications for the CAPTISOL attached as Exhibit A hereto, as the same may be amended from time to time by CYDEX pursuant to the provisions of Section 6.3 herein.

“SUPPLY INTERRUPTION” has the meaning set forth in Section 3.10 hereof.

“TERM” has the meaning set forth in Section 5.1 hereof.

“UNIT PRICES” has the meaning set forth in Section 4.1 hereof.

Unless the context clearly indicates otherwise, the use herein of the singular shall include the plural, and the use of the masculine shall include the feminine.

ARTICLE II.

ENGINEERING AND VALIDATION

2.1 General. HOVIONE at its sole cost and expense, subject to the compensation payable by CYDEX pursuant to Section 2.5 hereof, shall perform all necessary engineering work, equipment acquisition and commissioning, training, validation activities and other work required for HOVIONE’s Loures site to manufacture and supply CAPTISOL in accordance with the provisions of this AGREEMENT, including without limitation the manufacture and supply of CAPTISOL meeting the SPECIFICATIONS in accordance with the manufacturing process description attached hereto as Exhibit B. For clarity, HOVIONE at its sole cost and expense shall allocate or procure all necessary facilities and equipment (including without limitation spray dryers and analytical equipment) to manufacture and supply CAPTISOL. HOVIONE shall submit its protocols for engineering and validation batches to CYDEX for its approval prior to commencing any such batch, such approval not to be unreasonably withheld or delayed. CYDEX shall not unreasonably withhold or delay its approval of any matter described as requiring the approval of CYDEX in this Article II, provided that it shall be deemed reasonable for CYDEX to withhold such approval if protocols, reports or any other matter fail to meet industry standards or if HOVIONE’s equipment or process will not reasonably deliver CAPTISOL that would meet the warranties specified in Article VIII hereof. Protocols, reports and other documents to be provided by HOVIONE to CYDEX under this AGREEMENT, whether for approval or for information, shall be provided in English.

2.2 Timing. HOVIONE shall use its reasonable best efforts to accomplish the work and services required by this Article II for HOVIONE’s Loures site in accordance with the Gantt chart timelines attached hereto as Exhibit C to achieve a date for its capability to commercially produce CAPTISOL in accordance with the provisions of this AGREEMENT. The actual date for such capability shall be referred to herein as the “COMMERCIAL PRODUCTION DATE”, which shall be on or before May 31, 2004. In the event that HOVIONE fails to complete the work and services required by this Article II for HOVIONE’s Loures site on or before [***], then CYDEX shall have the right in its discretion to terminate this AGREEMENT upon [***] days notice to HOVIONE, whereupon HOVIONE shall refund all amounts paid by CYDEX to HOVIONE to date hereunder within [***] days of such notice, and CYDEX shall have no further liability to make payments to HOVIONE hereunder.

2.3 Engineering Batches. HOVIONE shall successfully complete [***] full-scale engineering batches of CAPTISOL prior to [***]. Each such batch shall yield a minimum of [***] Kg of CAPTISOL to be an acceptable engineering batch. HOVIONE shall not commence engineering batches until CYDEX has approved, with respect to the equipment necessary for the manufacture of CAPTISOL, (i) HOVIONE’s installation of such equipment (by inspection), (ii) the design qualification report for such equipment, (iii) the installation qualification report for such equipment, and (iv) the operational qualification report for such equipment. Engineering batches shall be manufactured in accordance with cGMP but shall not be required to meet the SPECIFICATIONS. The sole purpose of engineering batches is to detect deficiencies in the production line and to adjust the process parameters.

2.4 Validation Batches. HOVIONE shall successfully complete [***] full-scale validation batches of CAPTISOL prior to [***]. Each such batch shall yield a minimum of [***] Kg of CAPTISOL to be an acceptable validation batch. HOVIONE shall not commence validation batches until CYDEX has approved the results of the engineering batches.

2.5 Compensation for Engineering and Validation Work. As full compensation for the obligations of HOVIONE pursuant to this Article II, including without limitation the manufacture and supply of engineering and validation batches, CYDEX shall compensate HOVIONE as follows:

(a) Purchase of Engineering and Validation Batches. The purchase price for the engineering and validation batches referred to in Sections 2.3 and 2.4 hereof (and, for clarity, compensation to HOVIONE for any other batches that may be required if any validation batch fails; provided however that CYDEX shall have no responsibility to pay for any failed validation batch) shall be an amount equal to [***] Dollars US$[***], payable as follows:

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(i)	An advance payment of [***] Dollars US$[***] %, together with CYDEX’s first purchase order pursuant to Section 2.3 or 2.4 hereof, on or before [***];

(ii)	A payment of [***] Dollars US$[***] % within [***] days after HOVIONE notifies CYDEX that HOVIONE has actually begun production of the first engineering batch, subject to CYDEX’s approval of HOVIONE’s protocol for such engineering batch and, with respect the equipment necessary for the manufacture of CAPTISOL, (A) the installation of such equipment (by inspection), (B) the design qualification report for such equipment, (C) the installation qualification report for such equipment, and (D) the operational qualification report for such equipment; and

(iii)	A payment of [***] Dollars US$[***] % within [***] days after CYDEX approves HOVIONE’s (A) certificates of analysis evidencing quality control release of all validation batches as to quality and intended purpose, and (B) process validation campaign report.

(b) Payment for HOVIONE Engineering Services. On or before [***] CYDEX shall issue a purchase order to HOVIONE for all engineering services required for the matters contemplated by this Article II, pursuant to which CYDEX shall pay HOVIONE a fee in the amount of [***] Dollars (US$[***], payable as follows:

(i)	[***] Dollars (US$[***] % upon issuance of such purchase order;

(ii)	[***] Dollars (US$[***] % on or before [***]

(iii)	[***] Dollars (US$[***] % [***] days after CYDEX approves, with respect to the equipment necessary for the manufacture of CAPTISOL, (A) HOVIONE’s installation of such equipment (by inspection), (B) the design qualification report for such equipment, (C) the installation qualification report for such equipment, and (D) the operational qualification report for such equipment; and

(iv)	[***] Dollars (US$[***] % at the successful conclusion of the validation campaign, which for purposes of this clause shall be upon the parties’ mutual approval of the final quality control release of the third consecutive validation batch that conforms with the warranties specified in Article VIII hereof with no significant process deviations.

HOVIONE shall reimburse CYDEX for such engineering fees in accordance with Section 4.2(h) and 5.3 (vii) hereof.

2.6 Available Capacity. From and after the COMMERCIAL PRODUCTION DATE during the TERM, HOVIONE shall at all times maintain an annual manufacturing capacity at its Loures site suitable to meet CYDEX’s expected requirements of CAPTISOL as long as its

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FORECASTS do not exceed [***], provided that CYDEX shall provide FORECASTS pursuant to Section 3.5 hereof to permit HOVIONE to efficiently schedule the use of such capacity.

2.7 Macau Site. At such time as (i) the forecasted requirements by CYDEX for CAPTISOL pursuant to its FORECASTS equal or exceed [***] for any CONTRACT YEAR, or (ii) HOVIONE determines to be necessary or advisable and CYDEX does not unreasonably withhold approval, HOVIONE at its sole expense shall establish a second manufacturing facility for CAPTISOL at its Macau site capable of producing [***] of CAPTISOL per year and shall validate such site to permit the manufacture and supply of CAPTISOL at such site in accordance with the terms and conditions of this AGREEMENT, all on a timely basis for delivery of all quantities of CAPTISOL ordered by CYDEX hereunder. For the avoidance of doubt, there will be no reimbursement by CYDEX to HOVIONE for the costs and expenses of HOVIONE related to the Macau site, including without limitation engineering fees. Prior to use of the Macau facility for the production of CAPTISOL, such facility shall have passed inspection and audit by CYDEX for compliance with IPEC GMPs, FDA cGMPs, ICH GUIDELINES and other relevant guidance documents issued by IPEC, FDA and ICH. In consideration for HOVIONE having established a second facility to manufacture CAPTISOL, HOVIONE shall be free to choose to manufacture CAPTISOL in either facility as long as all quality and compliance requirements are met. From and after such time as HOVIONE begins to use its Macau site for the manufacture of CAPTISOL, HOVIONE shall at all times maintain an annual manufacturing capacity suitable to meet CYDEX’s expected requirements of CAPTISOL up to [***].

2.8 Additional Engineering Services. At the reasonable request of CYDEX, but subject to advance notice and availability, HOVIONE shall provide additional engineering and process development services related to CAPTISOL at rates to be negotiated in good faith by the parties.

ARTICLE III.

MANUFACTURE AND DELIVERY OF CAPTISOL

3.1 Purchase and Sale. Pursuant and subject to the terms and conditions of this AGREEMENT, from and after the COMMERCIAL PRODUCTION DATE, HOVIONE agrees to manufacture CAPTISOL at its Loures and Macau facilities for CYDEX, and CYDEX agrees to purchase CAPTISOL from HOVIONE. All quantities of CAPTISOL manufactured or supplied by HOVIONE and its AFFILIATES shall be exclusively for CYDEX, and HOVIONE shall not manufacture or supply quantities of CAPTISOL for any third parties (whether or not such third parties have the legal right to license HOVIONE to do so) without the express written consent of CYDEX, which CYDEX may provide or withhold in its sole discretion.

3.2 CYDEX Purchase Requirements. CYDEX shall make the following purchases of CAPTISOL from HOVIONE, and HOVIONE shall supply to CYDEX such purchases:

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(a) First CONTRACT YEAR Commitment. CYDEX shall issue purchase orders for at least [***] but no more than [***] of CAPTISOL for deliveries in the first CONTRACT YEAR and shall issue said purchase order within [***] days after the EFFECTIVE DATE of this AGREEMENT. CYDEX may increase quantities of CAPTISOL ordered for delivery in the first CONTRACT YEAR and HOVIONE shall supply such quantifies on a best efforts basis, provided that CYDEX provides notice to HOVIONE of such change at least [***] months prior to the COMMERCIAL PRODUCTION DATE if the COMMERCIAL PRODUCTION DATE has been generally anticipated by the parties for at least [***] months.

(b) Requirements. From and after the COMMERCIAL PRODUCTION DATE, during the TERM, except as provided herein, CYDEX shall purchase its requirements of CAPTISOL exclusively from HOVIONE. Notwithstanding the foregoing, (i) such commitment shall not apply to customers or licensees of CYDEX who may have been or may be granted the legal right to independently source CAPTISOL, (ii) such commitment shall not apply if CYDEX’s requirements for CAPTISOL exceed HOVIONE’s ability to meet such requirements, (iii) such commitment is subject to Sections 10.1 (for FORCE MAJEURE) and 3.10 (for SUPPLY INTERRUPTION) hereof, and (iv) such commitment shall cease to apply if the average UNIT PRICE (estimated or actual) for a CONTRACT YEAR exceeds US$[***].

(c) US$[***] Minimum. During the TERM, CYDEX shall purchase from HOVIONE at least [***] Dollars US$[***] in purchase price value of CAPTISOL, at such times as CYDEX may determine in its discretion (subject to the forecasting and purchase order provisions of Sections 3.5 and 3.6 hereof). For clarity, the compensation paid by CYDEX to HOVIONE for engineering and validation batches pursuant to Section 2.5(a) hereof shall be counted and included within such aggregate requirement.

3.3 Supply Restrictions. All quantities of CAPTISOL manufactured or supplied by HOVIONE and its AFFILIATES shall be exclusively for CYDEX. Given the financial subsidies and technology transfer provided by CYDEX hereunder, during the TERM and for a period of [***] years following the TERM, HOVIONE and its AFFILIATES shall not (1) manufacture or supply quantities of CAPTISOL for any third parties (whether or not such third parties have the legal right to license HOVIONE to do so) without the express written consent of CYDEX, which CYDEX may provide or withhold in its sole discretion, and (ii) manufacture or supply any product similar to or competitive with CAPTISOL which would (A) infringe the proprietary rights owned by or licensed to CYDEX, or (B) utilize any information or technology provided by CYDEX to HOVIONE.

3.4 Labeling and Packaging. HOVIONE shall package and label CAPTISOL as directed from time to time by CYDEX at least [***] days prior to the relevant delivery of CAPTISOL. CYDEX shall be responsible for paying all out-of-pocket costs of the design of any new packaging and labeling of HOVIONE or CYDEX for CAPTISOL and shall provide to HOVIONE (which shall actually prepare such packaging and labeling) CYDEX’s logo, color codes, designs, information, graphics and art work to be applied to CAPTISOL. HOVIONE

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acknowledges and agrees that the costs of all standard packaging and standard labeling for CAPTISOL are included in the UNIT PRICES for CAPTISOL. Any changes thereto shall be charged separately.

3.5 FORECASTS, Purchase Orders and Minimum Quantities. Within [***]) days after the commencement of any CONTRACT YEAR, CYDEX shall provide HOVIONE with a written [***] month forecast of its anticipated purchase order for commercial quantities of CAPTISOL for the subsequent CONTRACT YEAR (“FORECAST”), specifying quantities and delivery dates. Not later than [***] months in advance of such CONTRACT YEAR, CYDEX shall be required to place its irrevocable purchase order for [***] percent [***]% of the aggregate quantities of CAPTISOL specified in its FORECAST, provided that CYDEX shall have the right, with respect to not more than [***] percent [***]%of FORECASTED quantities, to (i) increase or decrease such FORECASTED quantities, and/or (ii) change the allocation of such quantities among deliveries scheduled and new delivery dates, provided in aggregate the changed amounts are not disproportionately concentrated in time thereby causing HOVIONE to produce and deliver in that period in excess of the [***] its obligations. CYDEX’s irrevocable purchase order shall be for at least[***]. HOVIONE shall confirm acceptance of such annual irrevocable purchase order within [***]days of receipt. Should CYDEX desire to make additional changes in quantities and/or delivery dates, CYDEX shall notify HOVIONE and HOVIONE will use its best efforts to accommodate CYDEX’s requests.

3.6 Supply. HOVIONE shall accept all such purchase orders for quantities up to [***] percent [***]% of the quantities specified in CYDEX’s FORECASTS and shall supply all quantities of CAPTISOL so ordered to CYDEX within [***] days of the delivery date(s) specified in each such purchase order, unless otherwise agreed. HOVIONE shall advise and maintain regular communication with CYDEX regarding delays and progress on issued orders. No purchase order, shipping document, confirmation or waybill shall be deemed to modify, supplement or substitute for the terms and conditions of this AGREEMENT, except upon the mutual written agreement of the parties. All such documents shall be subject to, and shall be deemed to incorporate, the teens and conditions of this AGREEMENT.

3.7 Additional Inventory. HOVIONE shall manufacture and hold in inventory an additional quantity of CAPTISOL equal to [***] percent [***]% of the quantities specified by CYDEX in each of its purchase orders. CYDEX shall not be required to purchase or pay for such additional inventory until the earlier of (i) the date on which CYDEX requests that such additional inventory be delivered to CYDEX to meet unforeseen demand or replace interrupted manufacturing capacity, or (ii) [***] from the DATE OF MANUFACTURE.

3.8 Delivery. CAPTISOL shall be shipped by HOVIONE DDP (INCOTERMS 2000) by air to any destination (or multiple destinations) designated by CYDEX, provided said duties on CAPTISOL for said destination have been suspended. If duties cease to be suspended or if any other impositions, import duty or otherwise, cause additional delivery costs to HOVIONE beyond CIF costs, then HOVIONE shall be free to add such extra costs to the sales price of

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CAPTISOL. All deliveries of confirmed CYDEX orders shall be available for shipment to CYDEX on or before the date specified in the relevant purchase order. CYDEX may also direct HOVIONE to deliver CAPTISOL into CYDEX’s inventory, stored at HOVIONE’s site. HOVIONE warrants that such CAPTISOL shall be stored and preserved in accordance with mutually agreed conditions, and shall be labeled as inventory owned by CYDEX. HOVIONE shall maintain insurance for such CYDEX inventory with CYDEX named as an insured, and shall provide a certificate of such insurance to CYDEX upon its request from time to time. Such storage and insurance shall be provided without charge to CYDEX for a period of not more than [***] days counted as from DATE OF MANUFACTURE, and shall be provided to CYDEX by HOVIONE at HOVIONE’s monthly storage rate thereafter, for the relevant quantity of CAPTISOL. At such times as CYDEX may direct to HOVIONE in writing, quantities of CAPTISOL from such inventory shall be further shipped by HOVIONE at its cost DDP (INCOTERMS 2000) by air to any destination (or multiple destinations) designated by CYDEX in quantities of no less than one batch. For smaller batches additional packing and freight charges shall apply.

3.9 Shortages/Damaged Goods/Rejected Goods.

(a) Shortages/Damaged Goods. CYDEX shall notify HOVIONE in writing of any obvious visible damage or obvious shortage in quantity of any shipment of CAPTISOL within its possession within [***] days after receipt by CYDEX. In the event of (i) any shortage in quantity of any shipment of CAPTISOL that is not within CYDEX’s possession, (ii) any non-obvious shortage in quantity of any shipment of CAPTISOL within CYDEX’s possession, or (iii) any non-obvious damage to any CAPTISOL, CYDEX shall notify HOVIONE in writing within [***] days after discovery of such shortage or damage. In the event of any shortage or damage as described in this Section 3.9(a), HOVIONE shall make up the shortage or replace the damaged shipment within [***] days after notification by CYDEX, if replacement CAPTISOL stock is available, or if no such replacement stock is available, CYDEX shall deduct the invoiced amount relating to any shortage of CAPTISOL or damaged CAPTISOL from payment of the HOVIONE invoice or invoices for such CAPTISOL.

(b) Rejected Goods. CYDEX shall notify HOVIONE in writing by issuing a complaint of any claim relating to any shipment of CAPTISOL failing to meet the SPECIFICATIONS or packaging requirements to be agreed upon (other than due solely to storage, handling or shipping by CYDEX, its AFFILIATES or customers) within [***] business days after delivery. Such notification shall specify the packaging size and lot number of such CAPTISOL. HOVIONE shall replace any such CAPTISOL that is rejected within [***] business days after notification by CYDEX, if replacement CAPTISOL stock is available. CYDEX shall not be responsible, and shall receive a credit from HOVIONE, for any additional costs of shipping and freight required to be paid as a result of any replacement of CAPTISOL under this Section 3.9(b). The provisions of this Section 3.9(b) shall not apply to CAPTISOL which fails to meet the SPECIFICATIONS or packaging requirements due solely to storage, handling or shipping by CYDEX, its AFFILIATES or customers. After CYDEX returns the

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non-compliant product to HOVIONE and if HOVIONE is unable to replace the returned product with an equal amount of compliant product, CYDEX may deduct the invoiced amount for any CAPTISOL which is rejected (other than due solely to storage, handling or shipping by CYDEX, its AFFILIATES or customers) from payment of the HOVIONE invoice or invoices for such CAPTISOL.

(c) Disputes. In the event of a dispute regarding whether any CAPTISOL fails to meet the SPECIFICATIONS which HOVIONE and CYDEX are unable to resolve, a sample of such CAPTISOL shall be submitted by one of the parties to an independent laboratory reasonably acceptable to both parties for testing and the test results obtained by such laboratory shall be final and controlling. The fees and expenses of such laboratory testing and all additional shipping and transportation costs incurred as a result of the dispute shall be borne entirely by the party against whom such laboratory’s findings are made. In the event the test results indicate that the CAPTISOL in question fails to meet the SPECIFICATIONS, HOVIONE shall replace such CAPTISOL within [***] days after receipt of such results if replacement CAPTISOL stock is available. The party-not-at-fault shall not be responsible, and shall receive a credit from the party-at-fault, for any additional costs of shipping and freight required to be paid as a result of any replacement of CAPTISOL under this Section 3.9(c). After CYDEX returns the non-compliant product to HOVIONE and if HOVIONE is unable to replace the returned product with an equal amount of compliant product, CYDEX shall deduct the invoice amount for any CAPTISOL which is so determined to fail to meet the SPECIFICATIONS from payment of the HOVIONE invoice or invoices for such CAPTISOL.

(d) Time Limit. HOVIONE shall have no liability for any claim with regard to quality or compliance issues, shortage or damaged goods, or any other kind of complaint related to CAPTISOL, if HOVIONE is not notified thereof in writing within [***] of the date of invoice.

3.10 SUPPLY INTERRUPTION. For purposes of this AGREEMENT, a “SUPPLY INTERRUPTION” shall be deemed to occur: (i) if HOVIONE’s ability to supply adequate quantities of CAPTISOL in saleable form in a timely manner to CYDEX is adversely affected or inhibited as reasonably determined by both parties, (ii) if HOVIONE notifies CYDEX of an event of FORCE MAJEURE pursuant to Section 10.1 hereof, or (iii) if in any [***] day period covered by a FORECAST, HOVIONE fails to deliver, in saleable form in accordance with the terms of this AGREEMENT, at least [***]% by quantity or by value of CAPTISOL ordered by CYDEX in accordance with its FORECASTS (for whatever cause or no cause). For purposes of this AGREEMENT, a SUPPLY INTERRUPTION shall be deemed to have been fully cured [***]. In the event of any SUPPLY INTERRUPTION, the following terms and conditions shall apply, which shall be cumulative and not in the alternative:

(a) Pro Rata Entitlement. In the event of a SUPPLY INTERRUPTION, CYDEX shall be entitled to a pro rata (in unit quantity) share of the manufacturing capacity of

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HOVIONE and its AFFILIATES for the manufacture of CAPTISOL as compared to the manufacture of other products, to the extent operationally relevant.

(b) ALTERNATE SUPPLIER. In the event of a SUPPLY INTERRUPTION, CYDEX shall have the right to designate and qualify one or more alternate suppliers for CAPTISOL, which selection need not be approved by HOVIONE (each an “ALTERNATE SUPPLIER”). HOVIONE, at CYDEX’s expense, shall promptly provide at such times and locations as may reasonably be requested by CYDEX, reasonable cooperation to CYDEX in qualifying any ALTERNATE SUPPLIER. From the time that any SUPPLY INTERRUPTION begins until such SUPPLY INTERRUPTION is fully cured, and for a commercially reasonable period of time thereafter, CYDEX may obtain quantities of CAPTISOL from one or more ALTERNATE SUPPLIERS. [***].

(c) Termination of AGREEMENT. CYDEX may terminate this AGREEMENT if the SUPPLY INTERRUPTION is not fully cured within [***] days after the date on which the SUPPLY INTERRUPTION began as described in this Section 3.10.

3.11 Compliance with APPLICABLE LAWS. HOVIONE and its AFFILIATES shall comply fully with APPLICABLE LAWS in the performance of this AGREEMENT.

3.12 License. CYDEX grants to HOVIONE a royalty-free, non-exclusive license during the TERM to use the intellectual property rights of CYDEX solely to make CAPTISOL for sale to CYDEX under and pursuant to this AGREEMENT.

ARTICLE IV.

PRICES AND PAYMENT

4.1 Initial UNIT PRICES. As full compensation for the performance of HOVIONE hereunder for the manufacture and supply of CAPTISOL from its Loures site from and after the COMMERCIAL PRODUCTION DATE, CYDEX shall pay HOIVONE the following supply prices (“UNIT PRICES”) for CAPTISOL:

Quantities of CAPTISOL Supplied in a CONTRACT YEAR	UNIT PRICES (US$)
Engineering Batches (in addition to those provided for under Section 2.3)	US$	[***]
Validation Batches (in addition to those provided for under Section 2.4)	US$	[***]
[***]	US$	[***]

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[***]	US$	[***	]
[***]	US$	[***	]

Such UNIT PRICES shall be adjusted only as provided in Section 4.2 hereof. An estimated UNIT PRICE for deliveries of CAPTISOL to be used for all invoices in a given CONTRACT YEAR shall be based on the purchase order for such CONTRACT YEAR. Within [***] days following the end of each CONTRACT YEAR, CYDEX shall submit to HOVIONE a reconciliation of the total amount that should have been paid by CYDEX for all quantities of CAPTISOL purchased during such CONTRACT YEAR in accordance with the actual UNIT PRICE against the total amounts actually billed by HOVIONE and paid for by CYDEX for such quantities based on the estimated UNIT PRICE for such year. If such reconciliation shows that CYDEX has overpaid for such purchases, then HOVIONE shall, upon [***] days’ notice, at CYDEX’s election, either refund such overpayment or credit such overpayment against future purchases of CAPTISOL. If such reconciliation shows that CYDEX has underpaid for such purchases, then CYDEX shall remit the balance so determined to be due to HOVIONE within [***] days of its submission of such reconciliation. Such UNIT PRICES include all raw materials, conversion costs and delivery costs (other than customs duties, if any, in the country where CAPTISOL is to be delivered as directed by CYDEX).

4.2 Adjustments to UNIT PRICES. The initial UNIT PRICES specified in Section 4.1 hereof shall be adjusted only as follows:

(a) Variance from Engineering Information. The initial UNIT PRICES specified in Section 4.1 represent the parties’ best estimate as of the EFFECTIVE DATE for the cost of [***] for CAPTISOL and were based on the manufacturing efficiency set forth in Exhibit E and the information contained in Exhibit B. If and to the extent that HOVIONE can demonstrate by clear and precise evidence that the manufacturing efficiency set forth in Exhibit E is not achievable (any such evidence to be based on the first [***], then the initial UNIT PRICES (for the first CONTRACT YEAR, which shall also be the base reference point for future CONTRACT YEARS for which such revised UNIT PRICES will be adjusted pursuant to this and other clauses of this Section 4.2) as set out in Section 4.1 shall be [***] required to manufacture in accordance with the manufacturing efficiency set forth in Exhibit E, provided that no increase shall exceed [***] percent [***]% in the aggregate (i.e., the initial UNIT PRICE for quantities of CAPTISOL below [***] cannot be more than US$[***], subject to the other adjustments permitted by this Section 4.2).

(b) Currency Exchange Rates. UNIT PRICES for each CONTRACT YEAR shall be adjusted (after all other adjustments are made pursuant to this Section 4.2) for certain currency exchange rate changes as specified in Exhibit D hereto.

(c) Reduction in Raw Materials Usage. As of the [***] of the COMMERCIAL PRODUCTION DATE in 2006 and 2008, and if relevant each even-numbered year thereafter (i.e., 2010, 2012, etc.), the UNIT PRICES shall be increased or decreased, as the

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case may be, in an amount equal to [***] percent [***]% of the actual increase or decrease in the average cost of raw materials achieved (on the basis of the average per kilogram of raw materials used to the per kilogram of CAPTISOL manufactured) in the previous [***] CONTRACT YEARS related to greater efficiencies in the manufacturing process set forth in Exhibit B.

(d) Changes in Raw Materials Prices. UNIT PRICES for each CONTRACT YEAR shall be adjusted in an amount equal to [***]% of any increase or decrease in the costs of raw materials (on a per kilogram of raw materials basis) as compared to the previous CONTRACT YEAR.

(e) Changes in PORTUGUESE CPI. As of the anniversary of the COMMERCIAL PRODUCTION DATE in 2006 and 2008, and if relevant each even-numbered year thereafter (i.e., 2010, 2012, etc.), with sole respect to the conversion cost component (and not raw materials cost component) of each UNIT PRICE, each UNIT PRICE shall be increased or decreased [***](the “PORTUGUESE CPI”), using 118.2 on October 2002 (using the Base 100: 1997 series) as the base reference point (the “PORTUGUESE CPI INCREASE”). For purposes of this Section 4.2(e), the conversion cost component of a UNIT PRICE for purposes of computing the PORTUGUESE CPI INCREASE shall be the UNIT PRICE less [***]of CAPTISOL multiplied by the [***] on the said date divided by 118.2.

(f) Use of Macau Site. The UNIT PRICES for CAPTISOL manufactured and supplied from HOVIONE’s Macau site shall not exceed the UNIT PRICES for CAPTISOL manufactured and supplied from HOVIONE’s Loures site, as determined pursuant to this Article IV.

(g) Changes to SPECIFICATIONS or Process. In the event that CYDEX initiates a change to the SPECIFICATIONS or the testing or manufacturing process for CAPTISOL pursuant to Section 6.3 hereof, the UNIT PRICES shall be adjusted as provided in such Section 6.3.

(h) Reimbursement for Loures Engineering Services. At such time as CYDEX has completed payment of [***] Dollars (US$[***] to HOVIONE for CAPTISOL (including without limitation payments made by CYDEX pursuant to Section 2.5(a) hereof for engineering and validation batches), the UNIT PRICES for quantities of CAPTISOL shall be reduced for the next [***] Dollars (US$[***] worth of CAPTISOL ordered by CYDEX so that the [***] Dollar (US$[***] engineering fee paid by CYDEX pursuant to Section 2.5(b) hereof shall be reimbursed to CYDEX on a pro rata basis for such quantities of CAPTISOL.

4.3 Payment. All payments required by this AGREEMENT shall be made in United States Dollars. All invoices shall be paid by CYDEX not later than [***] days after the date of HOVIONE’s invoice, which shall not be dated earlier than the delivery date specified in CYDEX’s purchase order related to such invoice. Notwithstanding the foregoing, HOVIONE may invoice CYDEX for all CAPTISOL manufactured per CYDEX’s purchase order within [***] days of the DATE OF MANUFACTURE of such CAPTISOL. Unless CYDEX notifies

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HOVIONE in writing of a good faith dispute, with respect to payments not received within [***] days after the date due, interest shall accrue on any amount overdue at the rate of one and [***] percent [***]%per month, such interest to begin accruing on a daily basis from the date due, and shall accrue both before and after judgment. Should CYDEX repeatedly delay payment of a HOVIONE invoice, or if HOVIONE should reasonably consider that a credit risk exists, HOVIONE shall be free to require that each purchase order be accompanied by an irrevocable and confirmed letter of credit issued by a USA bank.

4.4 Marketing. CYDEX shall be responsible for all advertising, marketing and sales costs associated with the distribution of CAPTISOL, and shall have complete authority for all resale pricing decisions for CAPTISOL.

4.5 Continuous Improvement. The parties, through specifically designated personnel of each party, shall collaborate on a regular basis during the TERM to identify, track and review specific cost-saving opportunities relating to the supply of CAPTISOL hereunder (including, without limitation, increasing manufacturing efficiencies and reducing raw materials and manufacturing costs).

ARTICLE V.

TERM AND TERMINATION

5.1 TERM of this AGREEMENT. The term of this AGREEMENT (the “TERM”) shall be the INITIAL TERM together with any renewal terms pursuant to Section 5.2 hereof, unless this AGREEMENT is earlier terminated in accordance with the provisions of Section 5.3 hereof.

5.2 Renewal Periods. This AGREEMENT shall automatically continue after the INITIAL TERM for successive renewal terms of two (2) years each unless either party gives written notice to the other party of its intention to terminate this AGREEMENT at least [***] prior to the end of the INITIAL TERM or any renewal term.

5.3 Early Termination. Either CYDEX or HOVIONE, as the case may be, may terminate this AGREEMENT forthwith by notice in writing to the other party as follows:

(i)	either party may terminate this AGREEMENT if the other party commits a material breach of this AGREEMENT, which in the case of a breach capable of remedy shall not have been remedied within [***] days of the receipt by the other party of a notice identifying the breach and requiring its remedy or such longer time as the party in breach may demonstrate to the other party is necessary to remedy the breach using its reasonable efforts to do so; or

(ii)	either party may terminate this AGREEMENT without prior advance notice to the other party in the event that (i) the other party is declared insolvent or bankrupt by

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a court of competent jurisdiction; (ii) the other party files a voluntary petition of bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, in any court of competent jurisdiction; or (iii) this AGREEMENT is assigned by such other party for the benefit of creditors; or

(iii)	CYDEX may terminate this AGREEMENT upon [***] days’ written notice in the event that the FDA or any other regulatory authority takes any action, or raises any objection, that prevents CYDEX from importing, exporting, purchasing or selling CAPTISOL; or

(iv)	CYDEX may terminate this AGREEMENT effective immediately upon notice if at any time during the TERM HOVIONE or an AFFILIATE becomes debarred or receives notice of action or threat of action with respect to its debarment by the FDA or any other regulatory authority having jurisdiction over CAPTISOL. HOVIONE shall notify CYDEX immediately if at any time during the TERM HOVIONE or any of its AFFILIATES or their officers or employees becomes so debarred, or receives notice of action or threat of action with respect to any such debarment; or

(v)	CYDEX may terminate this AGREEMENT in accordance with Section 2.2 or Section 3.10(c) hereof; or

(vi)	either party may terminate this AGREEMENT in accordance with Section 10.1 hereof.

(vii)	If prior to the end of the first CONTRACT YEAR HOVIONE is unable to meet the manufacturing efficiency set forth in Exhibit E, and an increase of [***] percent [***]% in UNIT PRICES as provided for in Section 4.2(a) is inadequate to compensate HOVIONE for its increased costs to manufacture CAPTISOL, and if other commercial arrangements cannot be agreed to between HOVIONE and CYDEX, HOVIONE shall be free to terminate this AGREEMENT by giving [***] prior written notice to CYDEX and by returning to CYDEX [***] percent [***]% of the amounts received from CYDEX under 2.5 (b) as well as those amounts received by HOVIONE from CYDEX under 2.5 (a) for which HOVIONE did not manufacture and supply the corresponding two (2) engineering batches and the [***] validation batches. During the [***] year period following HOVIONE’s notice of termination, (i) CYDEX shall not be required to purchase CAPTISOL exclusively from HOVIONE, (ii) HOVIONE shall provide reasonable cooperation to CYDEX in qualifying any new supplier on reasonable terms to be negotiated, and (iii) HOVIONE shall manufacture and supply CAPTISOL to CYDEX on the terms and conditions of this AGREEMENT, provided however that the purchase price of CAPTISOL shall be determined as follows: UNIT PRICE (as set forth in Section 4.1 hereof) minus

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(raw material costs and delivery costs) minus [***] percent [***]% of UNIT PRICE) multiplied by the dividend of [***] plus [***] percent [***]% of UNIT PRICE).

Adjusted Unit Price=

[***]

Example:         [***]

AUP = [***]

5.4 Consequences of Termination and Survival. Termination of this AGREEMENT for whatever reason shall not affect the accrued rights and obligations of HOVIONE or CYDEX arising under or out of this AGREEMENT. The provisions of Articles I, VII and X and of Sections 6.1, 6.6, 6.7, 6.8, 6.9, 9.1, 9.2, 9.3, 9.4, 9.6 and 9.7 of this AGREEMENT and this Section 5.4 shall survive the expiration or termination of this AGREEMENT or of any extensions thereof. In addition, any other provisions which are required to interpret and enforce the parties’ rights and obligations under this AGREEMENT shall also survive such expiration or termination to the extent required for the full observation and performance of this AGREEMENT by the parties hereto.

ARTICLE VI.

MANUFACTURING COMPLIANCE,

ACCESS AND REGULATORY MATTERS

6.1 Tests; Retained Samples; Documentation. HOVIONE shall perform, or cause to be performed, tests on each lot or batch of CAPTISOL manufactured pursuant to this AGREEMENT before delivery to CYDEX. Such tests shall include those referenced in Exhibit A and shall be used to determine compliance with the SPECIFICATIONS. Samples of CAPTISOL and the results of all such testing, certificates of analysis, release documents and similar documents shall be retained by HOVIONE in accordance with prudent industry standards and APPLICABLE LAWS and made available by HOVIONE to CYDEX upon its request for a period of [***] from the date of delivery to CYDEX pursuant to Section 3.8 hereof, or such longer period if any required by APPLICABLE LAWS.

6.2 Manufacturing Compliance. CAPTISOL shall be manufactured in accordance with IPEC GMPs, FDA cGMPs, ICH GUIDELINES, the manufacturing process description attached hereto as Exhibit B, and all APPLICABLE LAWS, and shall be manufactured and supplied from HOVIONE’s Loures and Macau sites only.

6.3 Change Control. Any changes in SPECIFICATIONS or the test methods referenced in Exhibit A or manufacturing processes described in Exhibit B shall not be made by HOVIONE without CYDEX’s prior substantive involvement and written approval, which

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approval may be withheld in CYDEX’s sole discretion. CYDEX may make changes to such SPECIFICATIONS, test methods or manufacturing processes, provided that (i) CYDEX shall consult with HOVIONE prior to any such change to confirm that HOVIONE’s manufacturing processes will permit such change, and (ii) in the event that raw materials costs or conversion costs are increased or decreased by any such change initiated by CYDEX, then the UNIT PRICES for CAPTISOL shall be increased or decreased, as the case may be, in an amount equal to such increase or decrease in costs. HOVIONE and CYDEX shall negotiate in good faith an equitable means of financing any costs associated with implementation of such a change request on commercially reasonable terms. If additional material capital equipment is required to implement any such change, the parties shall negotiate in good faith an equitable means of financing the costs of such equipment on commercially reasonable terms.

6.4 Access to Facilities. Upon the reasonable prior written request of CYDEX, CYDEX and/or customers of CYDEX shall have the right to inspect those portions of HOVIONE’s manufacturing and testing facilities where CAPTISOL is being manufactured, tested or stored, as the case may be, during regular business hours, to ascertain compliance with the provisions of this AGREEMENT. The charges, if any, to be paid by CYDEX to HOVIONE for such purposes are specified in Exhibit E hereto.

6.5 Regulatory Correspondence. HOVIONE shall promptly (and in any event within [***] days after receipt by HOVIONE) provide to CYDEX copies of all correspondence to or from the FDA or any other governmental authority received by HOVIONE relating to CAPTISOL and all other correspondence received by HOVIONE bearing on the safety of CAPTISOL.

6.6 Inquiries and Complaints relating to CAPTISOL. Except for technical product complaints relating to the manufacture of CAPTISOL or as otherwise required by law or governmental regulation, CYDEX shall be responsible for investigating and responding to all inquiries, complaints and adverse events regarding CAPTISOL. It shall be CYDEX’s right and responsibility to comply with all reporting requirements regarding adverse events and quality matters relating to the CAPTISOL.

6.7 Response to Complaints and/or Adverse Events. Pursuant to any reported complaint and/or adverse event, if the nature of the reported complaint and/or adverse or event requires testing, HOVIONE shall, at CYDEX’s reasonable request and expense, perform, or cause to be performed, analytical testing of corresponding retention samples and provide the results thereof to CYDEX as soon as reasonably practicable; provided, however, that HOVIONE shall be responsible for the reasonable costs of such testing and reporting to the FDA or any other governmental regulatory agency if it is determined that HOVIONE is responsible for such reported complaint and/or adverse event. Such testing shall be performed using approved testing procedures.

6.8 Additional Information. HOVIONE shall provide to CYDEX in a timely manner, but in no event less than [***] days prior to the due date of CYDEX’s annual update to its Drug

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Master File with respect to CAPTISOL, all information (in written form) which CYDEX reasonably requests regarding CAPTISOL in order to comply with APPLICABLE LAWS.

6.9 Recalls. In the event (i) the FDA or any other governmental or regulatory authority issues a directive, order or, following the issuance of a safety warning or alert with respect to CAPTISOL, a written request that CAPTISOL or any product containing CAPTISOL be recalled or retrieved, (ii) a court of competent jurisdiction orders such a recall or retrieval, or (iii) CYDEX determines that any CAPTISOL should be recalled or retrieved or that a “dear doctor” letter is required relating to restrictions on the use of CAPTISOL or any product containing CAPTISOL, the parties shall take all appropriate corrective actions, and shall cooperate in the investigations surrounding the recall, retrieval or letter. In the event that CYDEX reasonably determines that any CAPTISOL should be recalled, CYDEX shall consult with HOVIONE prior to taking any corrective actions. In the event that such recall results from any cause or event other than that arising from the defective manufacture, storage or handling which would constitute a breach by HOVIONE of this AGREEMENT, CYDEX shall be responsible for all documented out-of-pocket expenses of such recall consistent with directions received from the appropriate governmental or regulatory authority. In the event that such recall results from any cause or event arising from the defective manufacture, storage or handling which would constitute a breach by HOVIONE of this AGREEMENT, HOVIONE shall be responsible for all such documented out-of-pocket expenses. For purposes of this AGREEMENT, HOVIONE’s expenses shall be limited to the expenses of notification and destruction or return of the recalled CAPTISOL and product containing CAPTISOL, all other documented out-of-pocket costs incurred in connection with such recall and the replacement of the recalled CAPTISOL and the product containing CAPTISOL, not to exceed the limit set forth in Section 9.7.

6.10 Compliance. HOVIONE ensures compliance with all the health authority requirements as well as client requirements through ensuring that all manufacturing and control operations meet the requirements of the HOVIONE QUALITY SYSTEM. This has been established in order to record and evidence compliance with all requirements. It is the responsibility of HOVIONE to ensure that the HOVIONE QUALITY SYSTEM is being constantly updated in a diligent manner and that it enables HOVIONE to meet the requirements set forth herein. It is the responsibility of CYDEX to audit HOVIONE a minimum of [***], such [***] and any follow up audit to be at no cost to CYDEX, to a level of detail that CYDEX considers appropriate in order to assure itself that the quality system in place at HOVIONE is adequate for HOVIONE to meet the requirements that CYDEX has requested of HOVIONE. Should CYDEX identify any system weakness, any event of non-compliance with any of the requirements, or any non-conformity, it shall notify HOVIONE within [***] by means of an audit report or by means of a complaint. HOVIONE shall respond in writing within [***]. Any audits in excess of the [***] by CYDEX or a CYDEX customer will be charged to CYDEX at a rate to be negotiated in good faith by the parties.

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6.11 Relationship Management. The parties hereto hereby agree to create a Technical Committee and a Management Committee.

The Technical Committee shall be composed of one representative of each party. Initially, such representatives shall be:

• for CYDEX:	Mr. Doug Hecker
• for HOVIONE:	Mr. Jorge Pastilha

Each party may designate a replacement representative to the Technical Committee at any time during the TERM upon written notice to the other party. The Technical Committee shall be in charge of resolving all technical issues relating to the installation and qualification of the manufacturing facilities of CAPTISOL, change control and all documentation issues, and determining mutually agreeable performance indicators in terms of compliance, quality, supply, service, hygiene, safety and environment and costs and cost reductions, as set out in this AGREEMENT, in the spirit of continuous improvement.

The Management Committee shall be composed of one representative of each Party. Initially, such representatives shall be

• for CYDEX:	Dr. Joseph Lacz
• for HOVIONE:	Mr. David Hoffman

Each party may designate a replacement representative to the Management Committee at any time during the TERM upon written notice to the other party. Such Management Committee shall be in charge of reviewing the performance indicators as defined by the Technical Committee, confirming the UNIT PRICES applicable for each CONTRACT YEAR, managing the relationship between the parties with the aim of continuous improvement and, if necessary, resolving amicably any potential dispute between the parties.

Meetings of both Committees shall be held as often as necessary upon request of one of its members and at least every [***] months. Decisions of both Committees shall be taken unanimously by their members. In the event a Committee is unable to reach a unanimous decision, such issue shall constitute a CLAIM and shall be resolved in accordance with the provisions of Section 10.4 of this AGREEMENT. For each meeting of both Committees, written minutes shall be established and signed by each member.

The teams shall operate according to sound principles of project management which include:

•	Regular meetings face-to-face, by telephone or video-conference with a well-defined agenda and meeting minutes.

•	Well-defined tasks with a defined responsible party and a deadline. All such tasks shall be well-identified in an overall Gantt chart describing the calendar of the project.

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Meetings of both Committees shall be held either:t i) alternatively, at HOVIONE’s premises in Loures and at CYDEX’s premises in Kansas City or ii) at HOVIONE’s Technology Transfer Center in East Windsor, New Jersey. The inviting party shall take care of the organization of the meeting, the preparation of the agenda, the drafting and distribution of the minutes.

ARTICLE VII.

CONFIDENTIALITY AND PROPRIETARY RIGHTS

7.1 Confidentiality. Except as otherwise provided in this Section 7.1:

(i)	HOVIONE and its AFFILIATES will retain in confidence and use only for the purposes contemplated hereby any CONFIDENTIAL INFORMATION disclosed to it by or on behalf of CYDEX in connection with the performance of this AGREEMENT; and

(ii)	CYDEX and its AFFILIATES will retain in confidence and use only for the purposes contemplated hereby any CONFIDENTIAL INFORMATION disclosed to it by or on behalf of HOVIONE in connection with the performance of this AGREEMENT.

To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this AGREEMENT or any rights which survive termination or expiration hereof, each party may disclose CONFIDENTIAL INFORMATION to its AFFILIATES (and with respect to CYDEX, its customers/licensees) on condition that such entities or persons agree (a) to keep the CONFIDENTIAL INFORMATION confidential to the same extent as each party is required to keep the CONFIDENTIAL INFORMATION confidential and (b) to use the CONFIDENTIAL INFORMATION only for such purposes as such party is entitled to use the CONFIDENTIAL INFORMATION.

7.2 Proprietary Rights.

(a) CYDEX Information. CYDEX shall own and retain all right, title and interest in and to all information, documents and tangible and intangible materials which CYDEX provides to HOVIONE in connection with this AGREEMENT.

(b) Work Product. CYDEX shall own and shall have all rights to use all information, documents and tangible and intangible materials which result from the performance by HOVIONE of the services contemplated by this AGREEMENT (including, without limitation, data, test results, measurements, quantitative and qualitative analyses, processes, samples, and inventions and technology relating to CAPTISOL).

(c) INVENTIONS. All INVENTIONS relating to CAPTISOL which are conceived or created by HOVIONE and/or its AFFILIATES or their agents or jointly by CYDEX and HOVIONE and/or its AFFILIATES or their agents in contemplation of or in the course of performing services under this AGREEMENT shall be owned by CYDEX, provided that CYDEX shall and hereby does grant to HOVIONE a perpetual, royalty-free, non-exclusive, world-wide, irrevocable license (without the right to sublicense) to use and/or practice all such

INVENTIONS to (i) manufacture CAPTISOL pursuant to this AGREEMENT, and (ii) manufacture and sell any other product not similar to or competitive with CAPTISOL or any other product being developed or commercialized by CYDEX or its AFFILIATES from time to time. For a period [***] from the EFFECTIVE DATE, CYDEX shall provide HOVIONE with the preferred opportunity to obtain additional manufacturing business from CYDEX to the extent that INVENTIONS which are conceived or created by HOVIONE and/or its AFFILIATES or their agents or jointly by CYDEX and HOVIONE and/or its AFFILIATES or their agents (i) provide CYDEX an additional period of exclusivity, or (ii) relate to the synthesis or isolation of CAPTISOL and are required for the performance of the subject manufacturing services. CYDEX shall award such manufacturing business to HOVIONE if (y) HOVIONE has the capability to provide equivalent service quality as other bidding parties, and (z) HOVIONE’s bid to provide such manufacturing services is not more than [***] percent [***]% of the lowest third party bid.

(d) Trademarks. CYDEX shall retain all right, title and interest arising under all APPLICABLE LAWS in the trademark “CAPTISOL®” and all other trademarks and trade names related to or associated with CYDEX or CAPTISOL and in all other trademarks and trade names which may be adopted with respect to CAPTISOL.

(e) Further Assurances. Upon the reasonable request of CYDEX, HOVIONE and its AFFILIATES shall without additional consideration execute and deliver such assignments and other documents as may be necessary to give effect to the provisions of this Section 7.2.

7.3 Patents. If during the TERM HOVIONE authors one or more patents that become instrumental at extending the commercial life of CAPTISOL, then at CYDEX’s sole discretion, HOVIONE may be awarded a fee of no less than [***] Dollars ($[***] net per each US patent that issues and is assigned to CYDEX.

ARTICLE VIII.

WARRANTIES

8.1 Quality of CAPTISOL. HOVIONE warrants to CYDEX that all CAPTISOL manufactured and supplied to CYDEX pursuant to this AGREEMENT shall, at the time of delivery pursuant to Section 3.8 hereof:

(i)	meet the SPECIFICATIONS for CAPTISOL in effect at the time of such delivery;

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(ii)	not be adulterated within the meaning of the ACT and shall not be an article which may not, under the provisions of the ACT, be introduced into interstate commerce; and

(iii)	be free and clear of all liens, security interests and other encumbrances.

8.2 Quality of Performance. HOVIONE warrants to CYDEX that the performance of the obligations of HOVIONE hereunder, including without limitation the manufacture and supply of CAPTISOL, shall in all respects be in accordance with:

(i)	IPEC GMPs;

(ii)	FDA cGMPs;

(iii)	ICH GUIDELINES; and

(iv)	APPLICABLE LAWS.

8.3 Mutual Representations and Warranties. Each party represents and warrants to the other as follows:

(a) Power and Authorization. It has all requisite power and authority (corporate and otherwise) to enter into this AGREEMENT and has duly authorized by all necessary action the execution and delivery hereof by the officer or individual whose name is signed on its behalf below.

(b) No Conflict. Its execution and delivery of this AGREEMENT and the performance of its obligations hereunder do not and will not conflict with or result in a breach of or a default under its organizational instruments or any other agreement, instrument, order, law or regulation applicable to it or by which it may be bound.

(c) Enforceability. This AGREEMENT has been duly and validly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights and except as enforcement is subject to general equitable principles.

8.4 Exclusion of Other Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY DISCLAIMS ALL WARRANTIES IN RESPECT OF CAPTISOL AND THIS AGREEMENT, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE IX.

INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE

9.1 Indemnification by CYDEX. CYDEX shall indemnify, defend and hold harmless HOVIONE and its AFFILIATES, and their employees, officers and directors, and their successors and assigns (each, an “HOVIONE INDEMNIFIED PARTY”), from and against any and all LIABILITIES which the HOVIONE INDEMNIFIED PARTY may incur, suffer or be required to pay resulting from or arising in connection with the breach of this AGREEMENT by CYDEX or its AFFILIATES, except to the extent that any such LIABILITY is due to the negligence or wrongful act(s) of a HOVIONE INDEMNIFIED PARTY.

9.2 Indemnification by HOVIONE. HOVIONE shall indemnify, defend and hold harmless CYDEX and its AFFILIATES, employees, officers and directors and its successors and assigns (each, a “CYDEX INDEMNIFIED PARTY”), from and against any and all LIABILITIES which the CYDEX INDEMNIFIED PARTY may incur, suffer or be required to pay resulting from or arising in connection with the breach of this AGREEMENT by HOVIONE or its AFFILIATES, except to the extent that any such LIABILITY is due to the negligence or wrongful act(s) of a CYDEX INDEMNIFIED PARTY.

9.3 Process of Indemnification. Promptly after an indemnified party becomes aware of any potential LIABILITY hereunder, such party shall deliver written notice to the indemnifying party, stating the nature of the potential LIABILITY; provided, however, that the delay in giving or the failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such delay or failure. The indemnified party shall give the indemnifying party such information with respect to the potential LIABILITY as the indemnifying party may from time to time reasonably request. The indemnifying party shall have the right to conduct the defense of any suit, claim or other proceeding related to the LIABILITY if it has assumed responsibility for the suit, claim or other proceeding in writing; provided, however, if in the reasonable judgment of the indemnified party, such suit, claim or proceeding involves an issue or matter which could have a material adverse effect on the business, operations or assets of the indemnified party, the indemnified party may elect, at its own expense, to conduct a separate defense thereof, but in no event shall any such election be construed as a waiver of any indemnification rights such indemnified party may have under this Article VIII, at law or in equity, or otherwise. If the indemnifying party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense; provided, however, that the indemnifying party shall pay the reasonable fees and costs of any separate counsel to the extent such representation is due to a conflict of interest between the parties.

9.4 Settlements. Neither party may settle a claim or action related to a LIABILITY without the consent of the other party, which consent shall not be unreasonably withheld, if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party’s rights under this AGREEMENT, and any payment made by a party in such a settlement without obtaining such consent shall be at its own cost and expense. Notwithstanding the foregoing, the indemnifying party will be liable under this Article VIII for any settlement effected without its consent if the indemnifying party has refused to acknowledge liability for indemnification hereunder and/or declines to defend the indemnified party in any such claim, action or proceeding and it is determined by arbitration pursuant to Section 10.4 hereof that the indemnifying party was liable to the indemnified party for indemnification related to such settlement.

9.5 General Liability Insurance. HOVIONE shall obtain and maintain in effect for the term of this AGREEMENT general liability insurance or indemnity policies with an insurer reasonably satisfactory to CYDEX, in an amount not less than US$[***], which policies shall name CYDEX as an additional insured.

9.6 CAPTISOL Liability Claims. As soon as it becomes aware, each party shall give the other party prompt written notice of any claim involving CAPTISOL, any injury alleged to have occurred as a result of the use or application of CAPTISOL, and any circumstances that may give rise to litigation or recall of CAPTISOL or regulatory action that may affect the sale of manufacture of CAPTISOL, specifying, to the extent the party has such information, the time, place and circumstances thereof and the names and addresses of the persons involved. Each party shall also furnish promptly to the other party copies of all papers received in respect of any claim, action or suit arising out of such alleged defect or, injury or regulatory action. HOVIONE shall have no responsibility for any CAPTISOL liability claim except to the extent such claim results from the defective manufacture, storage or handling of CAPTISOL which would constitute a breach by HOVIONE of this AGREEMENT.

9.7 Limitation of Liability. With the exception of cases of gross negligence or willful misconduct, HOVIONE’s maximum aggregate liability under this AGREEMENT to CYDEX in all other cases shall not exceed [***].

ARTICLE X.

GENERAL PROVISIONS

10.1 FORCE MAJEURE. Neither party shall be held liable or responsible for failure or delay in fulfilling or performing any of its obligations under this AGREEMENT (other than the payment of money owed hereunder) to the extent that such failure or delay results from any cause to the extent beyond its reasonable control, including, without limitation, fire, flood, typhoon, earthquake, natural disaster, explosion, war, strike, labor unrest, riot, embargo, acts of terrorism, acts or omissions of carriers, act of God or enactment or revision of any law, rule, regulation or regulatory advisory opinion or order applicable to the manufacturing, marketing, sale, reimbursement and/or pricing of CAPTISOL (“FORCE MAJEURE”). The supply prices of raw materials and changes in conversion costs shall not be considered to be FORCE MAJEURE. Such excuse shall continue as long as the FORCE MAJEURE event continues, following which such party shall promptly resume performance hereunder. The party affected by a FORCE MAJEURE event shall notify the other party thereof as promptly as practicable after its

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occurrence. Such notice shall describe the nature of such FORCE MAJEURE event and the extent and expected duration of the affected party’s inability fully to perform its obligations hereunder. The affected party shall use due diligence, where practicable, to minimize the effects of or end any such event so as to facilitate the resumption of full performance hereunder and shall notify the other party when it is again fully able to perform such obligations. Should the delay resulting from a FORCE MAJEURE event exceed [***], the non-invoking party shall then have the right to terminate this AGREEMENT upon [***] days notice. From the time that any FORCE MAJEURE begins until such FORCE MAJEURE is fully cured, and for a commercially reasonable period of time thereafter, CYDEX may obtain quantities of CAPTISOL from one or more third parties. CYDEX shall not be obligated to purchase FORECASTED quantities of CAPTISOL if CYDEX has entered into a contract to purchase CAPTISOL from an ALTERNATE SUPPLIER.

10.2 Governing Law. This AGREEMENT shall be construed in accordance with the laws of the State of Delaware in the United States of America, without giving effect to the principles of conflicts of law thereof.

10.3 Headings and References. All section headings contained in this AGREEMENT are for convenience of reference only and shall not affect the meaning or interpretation of this AGREEMENT.

10.4 Dispute Resolution.

(a) Negotiation. Any dispute, controversy or claim arising out of or relating to this AGREEMENT, the validity of this AGREEMENT or the breach or termination of this AGREEMENT or the rights of either party for indemnification hereunder (each, a “CLAIM”), shall be submitted in the first instance to the Chief Executive Officer of HOVIONE for HOVIONE and the Chief Executive Officer of CYDEX for CYDEX.

(b) Arbitration. If any CLAIM cannot be resolved by the individuals designated in Section 10.4 (a) within [***] days after being submitted to them, and except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order to preserve the status quo or to prevent irreparable harm pending the selection and confirmation of a panel of arbitrators in accordance herewith, such CLAIM shall be exclusively and finally resolved by arbitration in accordance with the Commercial Arbitration Rules (the “RULES”) of the American Arbitration Association (the “AAA”) in effect on the day the arbitration is commenced in accordance with this AGREEMENT, except as modified by this Section 10.4. After expiration of the [***] day period pursuant to Section 10.4(a) hereof, either party may commence arbitration by serving upon the other party a written demand for arbitration sent by a courier service of internationally recognized reputation, in accordance with this AGREEMENT, with a copy of the same delivered by a courier service of internationally recognized reputation, to the AAA regional office in which either party is then located. The number of arbitrators shall be three (3), one (1) of whom is selected by CYDEX, one (1) of whom is selected by HOVIONE and one (1) of whom is selected by HOVIONE and CYDEX (or by the other two arbitrators if

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the parties cannot, within [***] after the commencement of the arbitration proceeding, agree on the third arbitrator). In the event that either party shall fail to appoint an arbitrator within [***] days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the RULES. The arbitration award shall be in English rendered by a majority of the members of the board of arbitration. The panel shall not be entitled to modify this AGREEMENT or the transactions contemplated herein. The arbitration proceeding shall be conducted in the English language and shall be brought in New York, New York, USA unless the parties agree in writing to conduct the arbitration in another location. The AAA shall have jurisdiction over all parties to this AGREEMENT for purposes of the arbitration and the parties hereby expressly consent to such jurisdiction.

(c) Arbitral Award. The arbitration decision shall be final and binding. The prevailing party may enter such decision in any court having competent jurisdiction. Each party hereby expressly waives any right to object to such jurisdiction on the basis of venue or forum non conveniens. Each party waives any right it may have by statute, treaty or law to contest the jurisdiction or venue of any court or service made pursuant to Section 10.8 (Notices) hereof in an action or proceeding to enforce an arbitral award, including without limitation any right under the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters and the Hague Convention on the Taking of Evidence Abroad in Civil or Commercial Matters, and each party agrees that the validity of arbitral awards shall only be challenged in accordance with Article V of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards. Each party consents to the jurisdiction and administration of the AAA for purposes of the arbitration proceedings contemplated herein.

(d) Remedies. Notwithstanding any other provision of this AGREEMENT, any party may apply to a court of competent jurisdiction for an order in the nature of a temporary restraining order or preliminary injunction for purposes of maintaining the status quo pending the final resolution of any dispute pursuant to the arbitration provisions hereof. The parties shall have all rights and remedies provided under Delaware law related to the enforcement of this AGREEMENT.

(e) Expenses. The expenses of any arbitration including the reasonable attorney fees of the prevailing party, shall be borne by the party deemed to be at fault or on a pro-rata basis should the arbitration conclude in a finding of mutual fault.

10.5 Severability, If any provision of this AGREEMENT is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified to the minimum extent necessary to make it valid and enforceable.

10.6 Entire Agreement. The Confidential Disclosure Agreement between the parties dated August 8, 2002, this AGREEMENT and the Exhibits hereto constitute the entire AGREEMENT between the parties relating to the subject matter hereof and supersede all previous writings and understandings, whether oral or written, relating to the subject matter of this AGREEMENT.

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10.7 Amendment. This AGREEMENT may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the parties that specifically refers to this AGREEMENT.

10.8 Notices. Any notice required or permitted under this AGREEMENT shall be in writing and sent by a courier service of internationally recognized reputation, charges prepaid, or by facsimile transmission with confirmation by reputable courier service, to the address or facsimile number specified below. Such notices shall be deemed given three [***] days following deposit with such courier service or [***] following such facsimile transmission.

If to HOVIONE:	Hovione LLC
40 Lake Drive
East Windsor, New Jersey 08250 USA
Attention: President, US Operations
Facsimile: 609-918-2420

With a copy to:	Hovione FarmaCiencia
Sete Casas, Loures
Portugal
Attention: Chief Executive Officer
Facsimile: 01-351-21-982-9498

If to CYDEX:	CyDex, Inc.
Suite 470
12980 Metcalf Avenue
Overland Park, Kansas, 66213 USA
Attention: Chief Executive Officer
Facsimile: +1-913-685-8856

With a copy to:	CyDex, Inc.
Suite 470
12980 Metcalf Avenue
Overland Park, Kansas, 66213 USA
Attention: General Counsel
Facsimile: +1-913-685-8856

10.9 Assignment and Binding Effect. Neither party shall assign its rights or delegate or subcontract its duties in whole or in part under this AGREEMENT without the other party’s prior written consent, which consent shall not be unreasonably withheld or delayed, provided that the assigning party shall guarantee to the other party all of such party’s obligations hereunder and the assignee shall undertake in writing to observe and perform such obligations. Notwithstanding the foregoing, CYDEX may assign its rights and/or delegate its duties hereunder without the consent of HOVIONE to (i) the purchaser of substantially all of the assets

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of CYDEX related to its CAPTISOL business, or (ii) an AFFILIATE of CYDEX. In the event that CYDEX assigns its rights and/or delegates its duties hereunder without the consent of HOVIONE, then all terms and conditions of this AGREEMENT shall survive and the assignee of such CYDEX rights, or whomsoever CYDEX delegates its right to, shall also enjoy the rights and obligations set out in this AGREEMENT. As a result of such assignment or delegation, or whatever transfer, HOVIONE’s rights hereunder may not be hurt, reduced or affected. CYDEX acknowledges that HOVIONE may determine which HOVIONE party hereto (i.e., AGENT, HOVIONE SA, HOVIONE LIMITED or HOVIONE INTERNATIONAL) shall perform particular obligations hereunder. Any other assignment shall be void. Any other delegation or subcontracting shall be a breach of this AGREEMENT.

10.10 No Agency. It is understood and agreed that each party shall have the status of an independent contractor under this AGREEMENT and that nothing in this AGREEMENT shall be construed as authorization for either party (as between CYDEX and HOVIONE) to act as agent for the other, provided that HOVIONE represents and warrants to CYDEX that AGENT is duly authorized to act for and legally bind all of the HOVIONE parties related to this AGREEMENT.

10.11 No Strict Construction. This AGREEMENT has been prepared jointly and shall not be strictly construed against any party.

10.12 Counterparts. This AGREEMENT may be executed in multiple counterparts, each of which shall be an original as against any party whose signature appears thereon but both of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties, through their authorized representatives, have duly executed this AGREEMENT as of the date first written above.

CYDEX, INC.		HOVIONE LLC

By:	/s/ Edward W. Mehrer	By:	/s/ David Hoffman
Name:	EDWARD W. MEHRER	Name:	DAVID HOFFMAN
Title:	Chief Executive and Pres.	Title:	PRESIDENT US OPERATIONS
Date:	1/10/03	Date:	7 JAN. 2003

By:	/s/ Susan M. Gardner	By:	/s/ Lavinia Emery
Name:	Susan M. Gardner	Name:	Lavinia Emery
Title:	VP & General Counsel	Title:	Office Manager
Date:	1/10/03	Date:	7 Jan. 2003

Accepted and agreed:
HOVIONE FARMACIENCIA S.A.		HOVIONE PHARMASCIENCE LIMITED

By:	/s/ Noé Carreira	By:	/s/ G. Villax
Name:	NOÉ CARREIRA	Name:	G. Villax
Title:	S.TE GENERAL MANAGER - DIRECTOR	Title:	Chief Executive & Director
Date:	20 DEC 2002 in LOURES	Date:	23 DEC 2002 in Montella

By:	/s/ Jorge Pasticha	By:	/s/ Christina Bismarck
Name:	JORGE PASTICHA	Name:	CHRISTINA BISMARCK
Title:	DIRECTOR – CONTROL AND LOGISTICS	Title:	—
Date:	20 December 2002	Date:	Montella, 23 December 2002

HOVIONE INTERNATIONAL LIMITED

By:	/s/ G. Villax
Name:	G. Villax
Title:	Chief Executive & Director
Date:	23 DEC 2002 in Montella

By:	/s/ Christina Bismarck
Name:	CHRISTINA BISMARCK
Title:	—
Date:	Montella, 23 December 2002

EXHIBIT A

Initial CAPTISOL SPECIFICATIONS

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Exhibit B

MANUFACTURING PROCESS DESCRIPTION

[***]

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Exhibit C

Engineering and Validation Process [***]

[***].

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EXHIBIT D

CALCULATION OF ADJUSTED UNIT PRICES

FOR CERTAIN CURRENCY EXCHANGE RATE DEVIATIONS

[***]

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EXHIBIT E

MANUFACTURING EFFICIENCY

[***]

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